UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2005

ITEC ENVIRONMENTAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

5300 Claus Rd.
Riverbank, Ca. 95367
(Address of principal executive offices)(Zip Code)

(209) 881-3523
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the “safe harbor” private offering exemption provided by Rule 506 of Regulation D under Section 4(2) and of the Securities Act of 1933 (the “Exemption”), on June 24, 2005 Itec Environmental Group, Inc. (the “Company”) issued 2,801,875 shares of the Company's common stock (the “Shares”) to Brean Murray & Co., Inc. (“BMCI”), the Company’s investment banker, as BMCI’s retainer for certain corporate finance and investment banking services being provided pursuant to the corporate finance representation agreement between the parties entered into in May of 2005. The Shares carry piggyback registration rights for the first registration statement filed by the Company.

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of BMCI made pursuant to the Common Stock Subscription Agreement (ii) its own independent investigation to confirm said representations and warranties.

On June 24, 2005, pursuant to the Exemption, the Company issued (i) 3,029,100 shares of the Company's common stock to Marsana de Monserat and (ii) 2,576,5750 shares of the Company's common stock to Excipio Group, S.A. (collectively, the “Note Holders”), upon conversion of promissory notes in the amount of $60,000 and $50,000, respectively (collectively, the “Notes”).

For purposes of the Exemption, the Company relied upon (i) certain representations and warranties of the Note Holders made pursuant to the Notes, and (ii) its own independent investigation to confirm said representations and warranties.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

4.1	Form of Common Stock Subscription Agreement
4.2	Convertible Promissory Note
4.3	Promissory Note

EXHIBIT INDEX

Exhibit No.	Description	Location
4.1	Form of Common Stock Subscription Agreement	Attached
4.2	Convertible Promissory Note	Attached
4.3	Promissory Note	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.
(Registrant)

/s/ Gary De Laurentiis
By: Gary De Laurentiis
Its: Chairman and CEO

Date: June 28, 2005